April 20, 1999

Mr. Mark Mastrini
c/o 800 Travel Systems, Inc.
4803 Gunn Highway
Tampa, Florida 33624

                            Re: Deferred Compensation
                                ---------------------

Dear Mr. Mastrini:

     This letter sets forth our understanding regarding certain deferred compensation to be paid to you in connection with your services on behalf of 8OO Travel Systems, Inc. (the "Company").

     1. Subject to the terms and conditions set forth in this letter, the total deferred Compensation to be paid to you hereunder will be One Hundred Thousand Dollars ($100,000), together with all interest which may accrue thereon, payable as follows:

     2. Simultaneous with the execution of this letter, the Company will deposit Twenty Thousand Dollars ($20,000) in a segregated bank account to be maintained by the Company for purposes of the letter (the "Deferred Compensation Account").

     3. Provided that you are still employed by the Company as of such dates, the Company will deposit an additional Twenty Thousand Dollars ($20,O00) on each of January 1, 2000, January 1, 2001. January 1, 2002 and January 1, 2003.

     4. All funds deposited into the Deferred Compensation Account will remain on deposit in such account for so long as you remain employed by the Company.

     5. Provided your employment with the Company is terminated, the upon such termination you will be entitled to receive payment of funds on deposit in the Deferred Compensation Account in total.

     Should your employment with the Company be terminated prior to April 1, 2002,

     The proceeds of the Deferred Compensation Account will be paid as follows:

          a. If the termination is by the Company "without cause" or any other justification as a result of a change in control or by you with "good reason," you will receive all amounts on deposit in the Deferred Compensation Account;

          b. If the termination is voluntarily by you without good reason, all proceeds of the Deferred Compensation Account go to the Company:

          c. If the termination is the result of your death or disability, the proceeds of the Deferred Compensation Account will be paid to you (or your beneficiary or estate).

          Notwithstanding the foregoing, if you remain employed by the Company as of April 1, 2009, all amounts in the Deferred Compensation Account will be paid to you at such time.

                                        Very Truly yours,

                                        800 TRAVEL SYSTEMS, INC.


                                        By: /s/ George A. Warde
                                           ---------------------------
                                           Name: George A. Warde
                                           Title:   Chairman



ACCEPTED AND AGREED:

/s/ Mark Mastrini
---------------------------
 Mark Mastrini